Exhibit 15.6

[Letterhead of Rajah & Tann Singapore LLP]

SEA LIMITED	Private and Confidential
1 Fusionopolis Place
#17-10, Galaxis
Singapore 138522

SENDER’S REF	RECIPIENT’S REF	DATE	PAGE
TQY/337339/00017	-	14 April 2020	1/1

Re: Annual Report on Form 20-F of Sea Limited

Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the annual report on Form 20-F for the year ended December 31, 2019 of Sea Limited with the U.S. Securities and Exchange Commission and to the references to our name under the headings “Item 4. Information on the Company—B. Business Overview—Regulation—Singapore” and “Item 10. Additional Information—E. Taxation” in such annual report, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-222071, No. 333-223551, No. 333-229137, No. 333-232859 and No. 333-235799). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Rajah & Tann Singapore LLP

RAJAH & TANN SINGAPORE LLP